Exhibit 99.1

LEAPFROG REPORTS SECOND QUARTER 2013 NET SALES INCREASED 16%

Operating Results Improved 34%

EMERYVILLE, Calif.—August 1, 2013—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the second quarter ended June 30, 2013.

Highlights of second quarter 2013 results compared to second quarter 2012 results:

•	Consolidated net sales were up 16%.
•	U.S. segment net sales were up 19%, and international segment net sales were up 10%.
•	Loss from operations improved 34%.
•	Net loss per basic and diluted share was $0.05.
•	Normalized net loss per basic and diluted share[1], which includes an effective 37.5% tax rate, was $0.04, an improvement of $0.03.
•	Adjusted EBITDA[1] was positive in the second quarter for the first time as a public company.

“In a challenging economic environment, we delivered strong net sales growth and improved our bottom line in the quarter while making strategic, long-term investments in the business,” said John Barbour, Chief Executive Officer. “Our learning tablets, learn-to-read systems, and learning toys businesses each experienced double-digit net sales growth. Our performance speaks to the exceptional quality and rich educational content of our learning solutions and parents’ priority to invest in their children’s education.

“We are making great progress towards achieving our 2013 objectives. We recently launched three exciting new learning platforms: The LeapReader Reading and Writing System, LeapPad Ultra, the ultimate kids’ learning tablet, and LeapPad2 Power. These platforms, together with our vast selection of top quality educator-approved content, provide the very best in fun learning solutions for children. We are also continuing to make significant long-term investments in content, new business categories, international expansion, online communities and systems, which we believe will enable us to greatly extend our leadership in children’s educational entertainment and further strengthen our foundation for continued growth.”

Financial Overview for the Second Quarter 2013 Compared to the Second Quarter 2012

Second quarter 2013 net sales were $83.0 million, up 16% compared to $71.5 million last year, and were not materially impacted by changes in currency exchange rates. Net sales growth was largely driven by sales of our LeapPad learning tablet line and LeapReader reading-and-writing line which benefitted from new products being shipped to retailers for summer 2013 launches. We experienced double-digit net sales growth in both of our key business categories, multimedia learning (which includes learning tablets, learning game systems and learn-to-read systems) and learning toys. Within our multimedia learning business, content, platforms, and accessories each delivered solid net sales growth. In the U.S. segment, net sales were $58.4 million, up 19% compared to $49.1 million last year. In the International segment, net sales were $24.6 million, up 10% compared to $22.3 million last year, and included a 1% negative impact from changes in currency exchange rates.

1 Normalized net loss per basic and diluted share and adjusted EBITDA are non-GAAP financial measures. They are described below and reconciled to their comparable GAAP measures in the accompanying financial tables.

LeapFrog Enterprises, Inc. Page 2 of 10

Loss from operations for the second quarter was $4.9 million, an improvement of 34% compared to $7.5 million a year ago. Loss from operations as a percentage of net sales was 5.9%, an improvement of 460 basis points compared to 10.5% a year ago.

Net loss (GAAP) for the second quarter was $3.3 million, an improvement of 59% compared to $8.1 million a year ago. Net loss per basic and diluted share (GAAP) was $0.05, an improvement of $0.07, or 58%, compared to $0.12 a year ago.

Normalized net loss2 (non-GAAP) for the second quarter, which reflects an effective 37.5% tax rate, was $2.8 million, an improvement of 44% compared to $4.9 million a year ago. Normalized net loss per basic and diluted share2 (non-GAAP) was $0.04, an improvement of $0.03, or 43%, compared to $0.07 a year ago. We provide normalized net income (loss)2 measures, which are non-GAAP measures, to help investors review our performance and performance trends excluding discrete tax items which have historically been significant.

Adjusted EBITDA2 for the second quarter was $2.6 million, up $3.3 million compared to a year ago, and was positive in the second quarter for the first time as a public company.

“We are pleased with our first half net sales and operating performance, which are up significantly year-over-year, and are tracking slightly ahead of our plan,” said Ray Arthur, Chief Financial Officer. “While we are encouraged by this performance, the first half of the year is seasonally small relative to our total annual business. As we look to the back half of the year, we feel good about our leading learning solution portfolio and market position, yet we remain cautious on the overall consumer environment.”

Guidance

For the full year 2013, we are reiterating our guidance. We expect:

•	Net sales to increase at a high single-digit percentage growth rate compared to 2012.
•	Operating margin to be relatively flat to 2012, as we make long-term investments in content, new business categories, international expansion, online communities and systems.
•	Net income per diluted share (GAAP) and normalized net income per diluted share[2] (non-GAAP) to both be in the range of $0.57 to $0.60. This assumes an effective 37.5% tax rate which does not include one-time discrete tax items. We may incur some discrete tax items in 2013, but we are not able to estimate or anticipate those discrete tax items at this time, which primarily relate to any adjustment of our remaining valuation allowance against our deferred tax assets. For the full year 2012, net income per diluted share (GAAP) was $1.24 and normalized net income per diluted share[2] (non-GAAP) was $0.56.
•	Capital expenditures to be in the range of $30 million to $35 million, compared to $25 million in 2012, as we make long-term investments in our business. Capital expenditures include purchases of property and equipment and capitalization of product costs.

2 Normalized net income (loss), normalized net income (loss) per basic and diluted share, and adjusted EBITDA are non-GAAP financial measures. They are described below and reconciled to their comparable GAAP measures in the accompanying financial tables.

LeapFrog Enterprises, Inc. Page 3 of 10

For the third quarter of 2013, we are initiating guidance and expect:

•	Net sales to increase at a mid-to-high single-digit percentage growth rate compared to the third quarter of 2012.
•	Net income per diluted share (GAAP) and normalized net income per diluted share[3] (non-GAAP) to both be approximately $0.32, which is flat to normalized net income per diluted share[3] in the third quarter of last year. This guidance assumes an effective 37.5% tax rate which does not include one-time discrete tax items. We may incur some discrete tax items in the third quarter of 2013, but we are not able to estimate or anticipate those discrete tax items at this time, which primarily relate to any adjustment of our remaining valuation allowance against our deferred tax assets. For the third quarter of 2012, net income per diluted share (GAAP) was $0.60 and normalized net income per diluted share[3] (non-GAAP) was $0.32.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss second quarter 2013 financial results on August 1, 2013, at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Daylight Time). The conference call will be webcast live and can be accessed at LeapFrog's investor relations web site at www.leapfroginvestor.com. An archive of the webcast will be available on the web site approximately three hours after completion of the call. In addition, more information about LeapFrog, including this press release and other financial and investor information, is also available on the investor relations web site.

To participate in the call, please dial (706) 634-0183 and request conference ID 19914127. A replay of the call will be available for one month. To access the replay, please dial (404) 537-3406 and use conference ID 19914127.

About LeapFrog

LeapFrog Enterprises, Inc. is the leader in educational entertainment for children. LeapFrog’s award-winning product portfolio helps millions of children achieve their potential by delivering best-in-class curriculum through engaging content, fun multimedia learning platforms and toys. The Learning Path, LeapFrog’s proprietary online destination for parents, provides personalized feedback on a child’s learning progress and offers recommendations to enhance each child’s learning experience. Through the power of play, LeapFrog’s products and curriculum help children of all ages prepare for school and life success. LeapFrog’s products are available in more than 45 countries and have been used by teachers in more than 100,000 U.S. classrooms. LeapFrog is based in Emeryville, California, and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Come see the learning at www.leapfrog.com.

TM & © 2013 LeapFrog Enterprises, Inc. All rights reserved.

3 Normalized net loss per basic and diluted share is a non-GAAP financial measure. It is described below and reconciled to its comparable GAAP measure in the accompanying financial tables.

LeapFrog Enterprises, Inc. Page 4 of 10

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures, specifically normalized net income (loss), normalized net income (loss) per basic or diluted share, and adjusted EBITDA.

Normalized net income (loss) is calculated as net income (loss) adjusted to reflect an effective 37.5% tax rate. Normalized net income (loss) per basic or diluted share is calculated as normalized net income (loss) divided by weighted-average basic or diluted shares outstanding, as applicable. As required by SEC rules, we have provided a schedule with a reconciliation of normalized net income (loss) and normalized net income (loss) per basic and diluted share to the most directly comparable GAAP measures, net income (loss) and net income (loss) per basic and diluted share.

Management believes that normalized net income and normalized net income per basic or diluted share are some of the appropriate measures for evaluating the operating performance of the Company because of the significant swing in net income (loss) and net income (loss) per share as a result of the deferred tax valuation allowance release and other discrete tax items, and therefore, provides a more comparable measure of year-over-year operating results.

Adjusted EBITDA is defined as earnings (or net income) before interest, income taxes, depreciation and amortization, other expenses (income), and stock-based compensation. As required by SEC rules, we have provided an attached schedule with a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income.

Management believes adjusted EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including statements regarding anticipated financial results. Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include, without limitation, deterioration of global economic conditions, our ability to correctly predict highly changeable consumer preferences and product trends, our ability to continue to develop new products and services, our reliance on a small group of retailers for the majority of our gross sales, our ability to compete effectively with competitors, the seasonality of our business, our growing focus on online products and services and privacy concerns about our Internet-connected products, consumer acceptance of downloadable content and data collection, system failures in our online services or web store, our dependence on our suppliers for our components and raw materials, our reliance on a limited number of manufacturers, our ability to maintain sufficient inventory levels, our ability to maintain or acquire licenses, third parties who claim we are infringing on their intellectual property rights, errors or defects in our products, the sufficiency of our liquidity, the risk associated with international operations, costs or changes associated with compliance with laws and regulations, negative political developments, natural disasters, armed hostilities, terrorism, labor strikes or public health issues, the loss of members of our executive management team, continued ownership by a few stockholders of a significant percentage of voting the power in the company, and the volatility of our stock price. These risks and others are discussed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our 2012 annual report on Form 10-K filed on March 11, 2013.  All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

LeapFrog Enterprises, Inc. Page 5 of 10

Contact Information

Investors:	Media:
Karen Sansot, CFA	Monica Ma
Investor Relations	Media Relations
(510) 420-4803	(510) 596-3437
ksansot@leapfrog.com	mma@leapfrog.com

LeapFrog Enterprises, Inc. Page 6 of 10

LEAPFROG ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net sales	$82,986	$71,480	$165,923	$143,490
Cost of sales	52,084	42,925	101,709	85,203
Gross profit	30,902	28,555	64,214	58,287

Operating expenses:
Selling, general and administrative	21,814	20,204	43,719	43,901
Research and development	8,694	8,849	17,707	17,738
Advertising	2,692	4,339	6,842	6,753
Depreciation and amortization	2,615	2,633	5,410	5,913
Total operating expenses	35,815	36,025	73,678	74,305
Loss from operations	(4,913)	(7,470)	(9,464)	(16,018)

Other income (expense):
Interest income	18	96	42	189
Other, net	483	(449)	(25)	(1,116)
Total other income (expense), net	501	(353)	17	(927)
Loss before income taxes	(4,412)	(7,823)	(9,447)	(16,945)
(Benefit from) provision for income taxes	(1,122)	287	(3,146)	622
Net loss	$(3,290)	$(8,110)	$(6,301)	$(17,567)

Net loss per share:
Class A and B - basic and diluted	$(0.05)	$(0.12)	$(0.09)	$(0.26)

Weighted average shares used to calculate net loss
per share:
Class A and B - basic and diluted	68,199	66,928	68,018	66,662

LeapFrog Enterprises, Inc. Page 7 of 10

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30,		December 31,
	2013	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$181,418	$126,926	$120,000
Accounts receivable, net of allowances for doubtful accounts of $247, $3,891 and $292, respectively	61,919	51,360	180,043
Inventories	66,601	52,650	40,311
Prepaid expenses and other current assets	10,195	9,325	8,353
Deferred income taxes	10,777	978	9,315
Total current assets	330,910	241,239	358,022
Deferred income taxes	15,225	1,281	13,269
Property and equipment, net	30,056	19,437	23,723
Capitalized product costs, net	15,151	11,319	12,109
Goodwill	19,549	19,549	19,549
Other intangible assets, net	350	2,150	950
Other assets	1,178	1,591	1,283
Total assets	$412,419	$296,566	$428,905

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,530	$32,200	$31,617
Accrued liabilities	24,492	24,737	51,353
Deferred revenue	7,930	6,739	8,516
Income taxes payable	688	379	493
Total current liabilities	78,640	64,055	91,979
Long-term deferred income taxes	3,759	3,713	3,759
Other long-term liabilities	1,944	8,988	3,224
Total liabilities	84,343	76,756	98,962
Stockholders' equity:
Class A Common Stock, par value $0.0001;
Authorized - 139,500 shares; Outstanding: 63,947, 58,230 and 61,970, respectively	7	6	6
Class B Common Stock, par value $0.0001;
Authorized - 40,500 shares; Outstanding: 4,395, 8,953 and 5,715, respectively	-	1	1
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	411,017	400,193	405,078
Accumulated other comprehensive (loss) income	(434)	(158)	1,071
Accumulated deficit	(82,329)	(180,047)	(76,028)
Total stockholders’ equity	328,076	219,810	329,943
Total liabilities and stockholders’ equity	$412,419	$296,566	$428,905

LeapFrog Enterprises, Inc. Page 8 of 10

LEAPFROG ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Operating activities:
Net loss	$(3,290)	$(8,110)	$(6,301)	$(17,567)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,899	5,133	9,889	11,122
Deferred income taxes	(1,850)	203	(3,462)	212
Stock-based compensation expense	2,588	1,567	4,543	3,039
Loss on sale of long-term investments, net of tax	-	-	-	91
Loss on disposal of long-term assets	-	-	-	2
Allowance for doubtful accounts	(229)	(87)	41	3,252
Other changes in operating assets and liabilities:
Accounts receivable, net	(4,633)	5,742	117,715	102,842
Inventories	(21,731)	(14,166)	(26,868)	(18,293)
Prepaid expenses and other current assets	(325)	(114)	(2,003)	(1,234)
Other assets	52	(514)	105	(472)
Accounts payable	26,504	4,248	13,970	(2,435)
Accrued liabilities and deferred revenue	182	1,380	(27,246)	(18,922)
Other long-term liabilities	(559)	(47)	(1,280)	(372)
Income taxes payable	204	43	206	2
Net cash provided by (used in) operating activities	1,812	(4,722)	79,309	61,267
Investing activities:
Purchases of property and equipment	(6,131)	(3,672)	(11,966)	(6,392)
Capitalization of product costs	(3,856)	(2,030)	(6,731)	(3,892)
Sale of investments	-	2,500	-	2,500
Net cash used in investing activities	(9,987)	(3,202)	(18,697)	(7,784)
Financing activities:
Proceeds from stock option exercises and employee stock purchase plan	627	1,074	2,263	2,739
Net cash paid for payroll taxes on restricted stock unit releases	(526)	(510)	(867)	(1,212)
Net cash provided by financing activities	101	564	1,396	1,527
Effect of exchange rate changes on cash	(218)	(470)	(590)	53
Net change in cash and cash equivalents	(8,292)	(7,830)	61,418	55,063
Cash and cash equivalents, beginning of period	189,710	134,756	120,000	71,863
Cash and cash equivalents, end of period	$181,418	$126,926	$181,418	$126,926

LeapFrog Enterprises, Inc. Page 9 of 10

LEAPFROG ENTERPRISES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net sales	$82,986	$71,480	$165,923	$143,490
Cost of sales (1)	52,084	42,925	101,709	85,203
Gross profit	30,902	28,555	64,214	58,287

Operating expenses: (2)
Selling, general and administrative	21,814	20,204	43,719	43,901
Research and development	8,694	8,849	17,707	17,738
Advertising	2,692	4,339	6,842	6,753
Depreciation and amortization	2,615	2,633	5,410	5,913
Total operating expenses	35,815	36,025	73,678	74,305
Loss from operations	(4,913)	(7,470)	(9,464)	(16,018)

Other income (expense):
Interest income	18	96	42	189
Other, net	483	(449)	(25)	(1,116)
Total other income (expense), net	501	(353)	17	(927)
Loss before income taxes	(4,412)	(7,823)	(9,447)	(16,945)
(Benefit from) provision for income taxes	(1,122)	287	(3,146)	622
Net loss	$(3,290)	$(8,110)	$(6,301)	$(17,567)

(1) Includes depreciation and amortization	2,284	2,500	4,479	5,209

(2) Includes stock-based compensation as follows:
Selling, general and administrative	2,290	1,335	4,041	2,644
Research and development	298	232	502	395

Segment data:
Net sales:
U.S. segment	58,358	49,141	116,455	101,359
International segment	24,628	22,339	49,468	42,131

(Loss) income from operations*:
U.S. segment	(10,215)	(11,021)	(19,466)	(22,722)
International segment	5,302	3,551	10,002	6,704

*	Certain corporate-level operating expenses associated with sales and marketing, product support, human resources, legal, finance, information technology, corporate development, procurement activities, research and development, legal settlements and other corporate costs are charged entirely to our U.S. segment, rather than being allocated between the U.S. and International segments.

LeapFrog Enterprises, Inc. Page 10 of 10

LEAPFROG ENTERPRISES, INC.
SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NORMALIZED NET (LOSS) INCOME,
GAAP NET (LOSS) INCOME PER SHARE TO NORMALIZED NET (LOSS) INCOME PER SHARE,
AND GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table presents a reconciliation of net (loss) income, a GAAP measure, to normalized net (loss) income, a non-GAAP measure, where available. Normalized net (loss) income is defined as net (loss) income adjusted to reflect an effective 37.5% tax rate. Normalized net (loss) income per share is calculated as normalized net (loss) income divided by weighted-average basic or diluted shares outstanding, as applicable.

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2013	2012	2013	2012	2012	2012

Net (loss) income - GAAP	$(3,290)	$(8,110)	$(6,301)	$(17,567)	$41,738	$86,452
(Benefit from) provision for income taxes	(1,122)	287	(3,146)	622	(5,785)	(24,504)
(Loss) income before income taxes	(4,412)	(7,823)	(9,447)	(16,945)	35,953	61,948
Effective tax (benefit) expense at 37.5% rate	(1,655)	(2,934)	(3,543)	(6,354)	13,482	23,231
Normalized net (loss) income - Non-GAAP	$(2,757)	$(4,889)	$(5,904)	$(10,591)	$22,471	$38,717

Net (loss) income per share - GAAP:
Class A and B - basic	$(0.05)	$(0.12)	$(0.09)	$(0.26)	$0.62	$1.29
Class A and B - diluted	$(0.05)	$(0.12)	$(0.09)	$(0.26)	$0.60	$1.24

Normalized net (loss) income per share - Non-GAAP:
Class A and B - basic	$(0.04)	$(0.07)	$(0.09)	$(0.16)	$0.33	$0.58
Class A and B - diluted	$(0.04)	$(0.07)	$(0.09)	$(0.16)	$0.32	$0.56

Weighted-average shares used to calculate
net income (loss) per share:
Class A and B - basic	68,199	66,928	68,018	66,662	67,400	67,100
Class A and B - diluted	68,199	66,928	68,018	66,662	69,512	69,720

The following table presents a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is defined as earnings (or net loss) before interest, taxes, depreciation and amortization, other expenses (income), and stock-based compensation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net loss - GAAP	$(3,290)	$(8,110)	$(6,301)	$(17,567)
(Less) add:
Interest income	(18)	(96)	(42)	(189)
(Benefit from) provision for income taxes	(1,122)	287	(3,146)	622
Depreciation and amortization	4,899	5,133	9,889	11,122
Other, net	(483)	449	25	1,116
Stock-based compensation	2,588	1,567	4,543	3,039

Adjusted EBITDA - Non-GAAP	$2,574	$(770)	$4,968	$(1,857)